POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK, TRINA SANDOVAL, and JOHNPAUL VAN MAELE or each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in all capacities, to sign any and all Registration Statements and amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK serves as Depositor or is Registrant, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as they might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.

FS Variable Separate Account	Under the Securities Act of 1933:
	333-178845 333-178848 333-178842 333-178841 333-198224	333-178844 333-178849 333-178843 333-178854 333-234490	333-178859 333-178857 333-178855 333-178850 333-234491	333-178852 333-178853 333-178847 333-178846
Under the Investment Company Act of 1940: 811-08810

FS Variable Separate Account Five	Under the Securities Act of 1933:
	333-178860	333-178858	333-178862	333-178856
Under the Investment Company Act of 1940: 811-08369

USL Separate Account USL A	Under the Securities Act of 1933:
	333-171496 333-171499	333-171503 333-171495	333-171502 333-171500	333-171501 333-234492
Under the Investment Company Act of 1940: 811-04865

USL Separate Account VL-R	Under the Securities Act of 1933:
	333-149403 333-151575 333-234494	333-79471 333-105246 333-234495	333-57062 333-105762 333-137941	333-234493
Under the Investment Company Act of 1940: 811-09359

USL Separate Account RS	Under the Securities Act of 1933:
333-[ ] (to be determined) 333-[ ] (to be determined)
Under the Investment Company Act of 1940: 811-24014

POWERS OF ATTORNEY

Signature	Title	Date

/S/ CHRISTOPHER B. SMITH CHRISTOPHER B. SMITH	Director, Chairman of the Board and President (Principal Executive Officer)	November 17, 2024

/S/ CHRISTOPHER P. FILIAGGI CHRISTOPHER P. FILIAGGI	Director, Senior Vice President, and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	November 17, 2024

/S/ WILLIAM J. CARR WILLIAM J. CARR	Director	November 15, 2024

/S/ TIMOTHY M. HESLIN TIMOTHY M. HESLIN	Director	November 15, 2024

/S/ GLEN D. KELLER GLEN D. KELLER	Director	November 15, 2024

/S/ LISA M. LONGINO LISA M. LONGINO	Director	November 15, 2024

/S/ JONATHAN J. NOVAK JONATHAN J. NOVAK	Director	November 15, 2024

/S/ BRYAN A. PINSKY BRYAN A. PINSKY	Director	November 15, 2024

/S/ SANDRA M. MCDERMOTT SANDRA M. MCDERMOTT	Director	November 15, 2024